EXHIBIT 10.72

TERMS OF PERFORMANCE SHARE UNIT AWARD AGREEMENT
WITH CERTAIN EXECUTIVE OFFICERS

The form of Performance Share Unit Award Agreement (the “Agreement”), filed as Exhibit 10.5 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, contains blanks where the grantee's name, target number of shares, grant date, vesting date, performance measurement period, shortened performance measurement period start date, and months in term provided under the Agreement vary for each executive.

On January 17, 2019, performance share awards were granted providing certain executives the opportunity to earn common stock, the number of which is determined pursuant to, and subject to the attainment of performance goals. The performance share awards were granted with a term of 36 months and vest on January 17, 2022. The performance period start date was January 1, 2019 thereby making the performance period January 1, 2019 through December 31, 2021. The target number of shares for each executive awarded performance shares on January 17, 2019 is listed below.

Executive Officer	Target number of shares
Edward O. Handy, III	7,200
Mark K.W. Gim	3,600
Ronald S. Ohsberg	2,800
Kristen L. DiSanto	2,500
James M. Hagerty	2,500
Kathleen A. Ryan	2,500
William K. Wray	2,500
Debra A. Gormley	2,000
Maria N. Janes	2,000
Mary E. Noons	2,000